Exhibit 5.2

CONNELL FOLEY LLP

JOHN A. PINDAR (1969)

GEORGE W. CONNELL (2005)

ADRIAN M. FOLEY, JR.

GEORGE J. KENNY*

KENNETH F. KUNZMAN

SAMUEL D. LORD (2012)

RICHARD D. CATENACCI

RICHARD J. BADOLATO*

PETER D. MANAHAN

JOHN B. MURRAY

MARK L. FLEDER

KEVIN J. COAKLEY

THOMAS S. COSMA

KATHLEEN S. MURPHY

PATRICK J. MCAULEY

KEVIN R. GARDNER

ROBERT E. RYAN

MICHAEL X. MCBRIDE*

JEFFREY W. MORYAN*

EDWARD S. WARDELL

PETER J. SMITH*

WILLIAM P. KRAUSS

BRIAN G. STELLER

PHILIP F. MCGOVERN, JR.

KAREN PAINTER RANDALL

LIZA M. WALSH

JOHN P. LACEY*

MICHAEL J. CROWLEY-

TIMOTHY E. CORRISTON*

PATRICK J. HUGHES*+

JAMES C. MCCANN*

JOHN D. CROMIE

ANGELA A. IUSO*

WILLIAM T. MCGLOIN*

BRENDAN JUDGE

STEPHEN A. URBAN

CHARLES J. HARRINGTON III+

STEPHEN V. FALANGA*

TRICIA O’REILLY*

ANTHONY F. VITIELLO*+

MARC D. HAEFNER

JONATHAN P. MCHENRY

BRAD D. SHALIT*

M. TREVOR LYONS*

CRAIG S. DEMARESKI*

W. NEVINS MCCANN*

THOMAS J. O’LEARY*

MITCHELL W. TARASCHI

MICHAEL A. SHADIACK

OWEN C. MCCARTHY*

PATRICIA A. LEE*+

AGNIESZKA ANTONIAN*

MICHAEL MICELI

CHRISTOPHER J. TUCCI+

NEIL V. MODY*

STEVE BARNETT*

THOMAS M. SCUDERI*

JOSEPH M. MURPHY*

NANCY A. SKIDMORE*

CHRISTINE S. ORLANDO

JENNIFER C. CRITCHLEY*

PATRICK S. BRANNIGAN*

CHRISTINE I. GANNON*

ANDREW C. SAYLES*

WILLIAM D. DEVEAU*

	ATTORNEYS AT LAW	COUNSEL
85 LIVINGSTON AVENUE ROSELAND, NJ 07068-3702 (973) 535-0500 FAX: (973) 535-9217

JOHN W. BISSELL

EUGENE J. CODEY, JR.

FRANCIS J. ORLANDO

FRANCIS E. SCHILLER*

EUGENE P. SQUEO*

BRIAN P. MORRISSEY-

NOEL D. HUMPHREYS*

ANTHONY ROMANO II*

———

DOUGLAS J. SHORT*

JAMES M. MERENDINO

MICHELE T. TANTALLA*

HECTOR D. RUIZ*

PHILIP W. ALLOGRAMENTO III*

STEPHEN D. KESSLER

CHRISTOPHER ABATEMARCO*

ANTHONY J. CORINO*

INGRID E. DA COSTA

MEGHAN BARRETT BURKE*

RUKHSANAH L. SINGH*

BRITTANY E. MIANO*

STACIE L. POWERS*

NICOLE B. DORY*

MICHAEL BOJBASA-

CHRISTOPHER M. HEMRICK*

SUSAN KWIATKOWSKI*

MELISSA D. LOPEZ

ANDREW L. BARON*

JASON D. FALK*

MICHAEL J. SHORTT+

VICTORIA N. MANOUSHAGIAN*

KARIN I. SPALDING*

JODI ANNE HUDSON*

RICHARD A. JAGEN

JASON E. MARX*

ALEXIS E. LAZZARA

GAIL GOLDFARB

THOMAS VECCHIO+

DANIEL B. KESSLER*

ROBERT A. VERDIBELLO*

MEGHAN K. MUSSO*

BRENDAN W. CARROLL*

ELEONORE OFOSU-ANTWI*

EDMUND J. CAULFIELD*

SYDNEY J. DARLING*

NEIL V. SHAH*

STEPHEN R. TURANO*

STEVEN A. KROLL*

ROBERT M. DIPISA*

MATTHEW A. BAKER+

MICHAEL J. CREEGAN*

THOMAS M. BLEWITT, JR.+

BRIAN S. WOLFSON

MARY F. HURLEY

DANIELLE M. NOVAK+

KATELYN O’REILLY

JAMES E. FIGLIOZZI-

MATTHEW D. FIELDING*

MELISSA L. HIRSCH+

MARIEL L. BELANGER*

NICHOLAS W. URCIUOLI

KERRY C. DONOVAN

GENEVIEVE L. HORVATH

OTHER OFFICES

HARBORSIDE FINANCIAL CENTER 2

510 PLAZA FIVE

JERSEY CITY, NJ 07311

(201) 521-1000

FAX: (201) 521-0100

1500 MARKET STREET

12TH FLOOR,

EAST TOWER

PHILADELPHIA, PA 19102

(215) 246-3403

FAX: (215) 665-5727

888 SEVENTH AVENUE 9TH FLOOR NEW YORK, NY 10106 (212) 307-3700 FAX: (212) 262-0050 LIBERTY VIEW 457 HADDONFIELD ROAD, SUITE 230 CHERRY HILL, NJ 08002 (856) 317-7100 FAX: (856) 317-7117
THE ATRIUM, SUITE E 309 MORRIS AVENUE SPRING LAKE, NJ 07762 (732) 449-1440 FAX: (732)449-0934
*Also Admitted in New York +Also Admitted in Pennsylvania -Only Admitted in New York Please Reply to Roseland, NJ

June 25, 2013

Hexion U.S. Finance Corp.

180 East Broad Street

Columbus, OH 43215

Re:	Registration of Securities of Hexion U.S. Finance Corp.

Ladies and Gentlemen:

We have acted as special New Jersey counsel for Momentive Specialty Chemicals Inc., a New Jersey corporation (“MSC”). At your request, we have examined the Registration Statement on Form S-4 (the “Registration Statement”), of Hexion U.S. Finance Corp., a Delaware corporation, and Hexion Nova Scotia Finance, ULC, an unlimited liability company organized under the laws of Nova Scotia (the “Issuers”), in connection with Issuers’ offer to exchange up to $200,000,000 original principal amount of 8.875% Senior Secured Notes Due 2018 and the guarantees thereof, which have been registered under the Securities Act of 1933 (the “Exchange Notes”), for a like principal amount of the Issuers’ outstanding 8.875% Senior Secured Notes Due 2018 and the guarantees thereof (the “Old Notes”). The Exchange Notes are to be guaranteed by MSC (the “Guarantee by MSC”) and certain of its subsidiaries. We have not acted as general counsel of MSC; accordingly, you understand that, as more particularly hereinafter described, no inference as to our knowledge of any fact relevant to the opinions set forth herein should be drawn from our representation of MSC in this particular matter. Except as otherwise indicated, capitalized terms used in this opinion and defined in the Indenture dated as of January 29, 2010, as supplemented by the Second Supplemental Indenture dated as of January 14, 2013 (as supplemented, the “Indenture”), governing the Exchange Notes and Old Notes, have the meanings given in the Indenture.

Hexion U.S. Finance Corp.

June 25, 2013

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Rights Agreement dated January 14, 2013 (the “Registration Rights Agreement”), the Indenture, and such other documents, corporate and unlimited liability company records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In such examination, we have assumed, with your consent and without independent investigation, that: (a) each document submitted to us for review is authentic, accurate, and complete, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; and (b) each certificate issued by a governmental official, office, or agency concerning an entity’s status, including but not limited to certificates of corporate status, is accurate, complete, and authentic.

The opinions expressed herein are subject to, and may be limited or affected by, the following:

A.	(i) bankruptcy, insolvency, reorganization, moratorium, receivership and/or other laws relating to or affecting the rights of creditors generally; (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (whether considered in a proceeding in equity or an action at law); and (iii) public policy considerations.

B.	The invalidity or unenforceability, under certain circumstances, under state or federal law or court decisions, of provisions indemnifying a party against liability for its own wrongful or negligent acts or where such indemnification is contrary to public policy.

Notwithstanding anything contained herein which may be construed to the contrary, this opinion is based, as to matters of law, solely on the laws of the State of New Jersey. We express no opinion relating to: (a) the laws or regulations of any jurisdiction other than the State of New Jersey (including but not limited to the federal laws of the United States); (b) the creation, perfection, priority, or constructive notice of any security interest or lien; (c) the existence of any liens, charges, or encumbrances; (d) rights in or title to any property; (e) any insolvency or fraudulent transfer laws; (f) any securities or Blue Sky laws or regulations; (g) any tax laws or regulations; or (h) compliance with any fiduciary laws.

This opinion is rendered as of the date hereof, and we express no opinion as to any event, fact, circumstance, or development subsequent to the date of this opinion. We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth in this opinion that may result from any change of law or fact that may arise after the date of this opinion. Our opinion is limited to the matters stated herein, and no opinion is to be implied or inferred beyond the matters stated herein.

Based upon and subject to the foregoing, we are of the opinion that:

1.	MSC has been duly incorporated and is validly existing in good standing under the laws of the State of New Jersey;

June 25, 2013

2.	The execution, delivery and performance of the Indenture have been duly authorized by all necessary corporate action on the part of MSC, and MSC has duly executed and delivered the Indenture;

3.	The Guarantee by MSC with respect to the Exchange Notes has been duly authorized by MSC;

4.	MSC’s execution and delivery of, and performance of its obligations under, the Indenture, the Registration Rights Agreement and the Security Documents, and the issuance of the Guarantee by MSC do not and will not (a) violate the provisions of the charter or bylaws of MSC or (b) violate any applicable New Jersey statute, rule or regulation.

This opinion is given as of the date hereof, is given solely for your benefit and the benefit of your stockholders, noteholders, your counsel, and of Paul, Weiss, Rifkind, Wharton & Garrison LLP and may not be relied upon by any other person or entity without our prior written consent. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Respectfully submitted,

/s/ Connell Foley LLP